SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 1, 2001

MEDICIS PHARMACEUTICAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-18443 (Commission File Number)	52-1574808 (I.R.S. Employer Identification No.)

8125 North Hayden Road, Scottsdale, Arizona 85258-2463
(Address of Principal Executive Office)

(602) 808-8800
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements And Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-2.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 5. Other Events

         On October 1, 2001, Medicis Pharmaceutical Corporation, a Delaware corporation (“Medicis” or the “Company”), MPC Merger Corp., a Delaware corporation and wholly-owned subsidiary of Medicis (“Merger Sub”), and Ascent Pediatrics, Inc., a Delaware corporation (“Ascent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub with and into Ascent (the “Merger”), with Ascent being the surviving corporation.

         Under the terms of the Merger Agreement, Medicis will pay approximately $60 million, less certain retention payments and transaction fees and expenses, upon the closing of the Merger for the outstanding capital stock and retirement of indebtedness of Ascent and has agreed to pay to the holders of Ascent’s common equity up to an additional $10 million per year for each of the first five years following closing based upon reaching certain sales threshold milestones on the Ascent products (as defined in the Merger Agreement).

         Subject to certain conditions, including, without limitation, applicable approval from the stockholders of Ascent, the Company expects to consummate the Merger in the fourth quarter of 2001.

         A description of the Merger is contained in the October 1, 2001 press release by the Company which is filed herewith as Exhibit 99.4 incorporated by reference herein. The Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein.

Item 7. Financial Statements And Exhibits.

         (b)                  Pro Forma Financial Information

                                The required pro forma financial information which gives effect to the Company’s acquisition of Ascent will be included in an amendment to this Current Report on Form 8-K to be filed as soon as practicable, but not later than 60 days after the date this Current Report is required to be filed.

         (c)                   Exhibits

*2.1(1)	Agreement and Plan of Merger, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, MPC Merger Corp. and Ascent Pediatrics, Inc.

*99.1	Exclusive Remedy Agreement, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, Ascent Pediatrics, Inc., FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC and FS Parallel Fund L.P., BancBoston Ventures Inc., Flynn Partners, Raymond F. Baddour, Sc.D., Robert E. Baldini, Medical Science Partners L.P. and Emmett Clemente, Ph.D.

*99.2	Note Agreement, dated as of October 1, 2001, by and among Ascent Pediatrics, Inc., Medicis Pharmaceutical Corporation, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC, FS Parallel Fund L.P., BancBoston Ventures Inc. and Flynn Partners.

*99.3	Voting Agreement, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, MPC Merger Corp., FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC and FS Parallel Fund L.P.

*99.4	Press Release, dated October 1, 2001.

*	Filed herewith

(1)	The schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2001	MEDICIS PHARMACEUTICAL CORPORATION

/s/ Mark A. Prygocki, Sr. Mark A. Prygocki, Sr. Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

INDEX TO EXHIBITS

*2.1(1)	Agreement and Plan of Merger, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, MPC Merger Corp. and Ascent Pediatrics, Inc.

*99.1	Exclusive Remedy Agreement, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, Ascent Pediatrics, Inc., FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC and FS Parallel Fund L.P., BancBoston Ventures Inc., Flynn Partners, Raymond F. Baddour, Sc.D., Robert E. Baldini, Medical Science Partners L.P. and Emmett Clemente, Ph.D.

*99.2	Note Agreement, dated as of October 1, 2001, by and among Ascent Pediatrics, Inc., Medicis Pharmaceutical Corporation, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC, FS Parallel Fund L.P., BancBoston Ventures Inc. and Flynn Partners.

*99.3	Voting Agreement, dated as of October 1, 2001, by and among Medicis Pharmaceutical Corporation, MPC Merger Corp., FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Ascent Investments LLC and FS Parallel Fund L.P.

*99.4	Press Release, dated October 1, 2001.

*	Filed herewith

(1)	The schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.